Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

Picard Medical, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share (3)	457(o)	—	—	$11,500,000	0.00015310	$1,760.65
Fees to Be Paid	Equity	Representative’s warrant to purchase Common Stock (4)	457(g)	—	—	—		—
Fees to Be Paid	Equity	Common Stock underlying the Representative’s warrant (5)	457(o)	—	—	$500,000	0.00015310	$76.55
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$10,050,000		$1,837.20
	Total Fees Previously Paid							$0
	Total Fee Offsets
	Net Fee Due							$1,837.20

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share capitalizations or similar transactions.
(3)	Includes 150,000 shares of common stock , which may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.
(4)	No fee required pursuant to Rule 457(i) under the Securities Act.
(5)	Represents shares of common stock underlying the warrants issuable to the Representative to purchase a number of shares of common stock equal to 5% of the total number of shares of common stock sold in this offering, at an exercise price equal to 100% of the public offering price of the shares of common stock sold in this offering.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date